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                                                                    EXHIBIT 5.1


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000



                                                       February 17, 1998



Huntsman Packaging Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

                           Re:      Huntsman Packaging Corporation
                                    Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to Huntsman Packaging Corporation, a Utah corporation ("Huntsman Packaging"), and the Subsidiary Guarantors (as defined below) in connection with the issuance by Huntsman Pack-- aging of $125,000,000 aggregate principal amount of Huntsman Packaging's 9 1/8% Senior Subordinated Notes due 2007 (the "New Notes") to be issued under the Indenture, dated as of September 30, 1997 (the "Indenture"), by and among Huntsman Packaging; Huntsman Deerfield Films Corporation, a Massachusetts corporation (the "Massachusetts Guarantor"); Huntsman United Films Corporation, a Georgia corporation ("United Films"); Huntsman Packaging Georgia, Inc., a Georgia corporation ("Huntsman Georgia" and together with United Films, the "Georgia Guarantors"); Huntsman Preparatory, Inc., a Utah corporation
("Huntsman Preparatory"); Huntsman Film Products of Mexico, Inc., a Utah corporation ("Huntsman Mexico"); Huntsman Container Corporation International, a Utah corporation ("Container Corporation") and Huntsman Bulk Packaging Corporation, a Utah corporation ("Bulk Packaging" and together with Huntsman Preparatory, Huntsman Mexico and Container

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Huntsman Packaging Corporation
February 17, 1998
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Corporation, the "Utah Guarantors" and with the Massachusetts Guarantor and the Georgia Guarantors, collectively referred to as the "Subsidiary Guarantors"), and The Bank of New York, as Trustee (the "Trustee"), in exchange for a like principal amount of Huntsman Packaging's existing 9 1/8% Senior Subordinated Notes due 2007 (the "Old Notes"). The Indenture provides that the New Notes will be guaranteed on a senior subordinated basis (the "New Guarantees") by each of the Subsidiary Guarantors named therein.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File Nos. 333-40067, 333-40067-01 through 333-40067-07) as filed with the Securities and Exchange Commission (the "Commission") on November 12, 1997 under the Act, Amendment No. 1 thereto filed with the Commission on January 15, 1998 and Amendment No. 2 with which this opinion is being filed (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Indenture; (iii) the form of the New Notes, included as an exhibit to the Indenture; (iv) the form of the New Guarantees to be executed by each of the Subsidiary Guarantors; (v) the Registration Rights Agreement, dated as of September 19, 1997 (the "Registration Rights Agreement"), among Huntsman Packaging, the Subsidiary Guarantors named therein and the other parties thereto; (vi) the Form T-1 Statement of Eligibility of the Trustee filed as an exhibit to the Registration Statement; (vii) the Articles of Organization of the Massachusetts Guarantor, as currently in effect; (viii) the By-Laws of the Massachusetts Guarantor, as currently in effect; (ix) certain resolutions of the Board of Directors of the



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Huntsman Packaging Corporation
February 17, 1998
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Massachusetts Guarantor, in each case relating to, among other things, the issuance of the New Guarantees by the Massachusetts Guarantor; and (x) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Huntsman Packaging and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of Huntsman Packaging, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. The documents referred to in clauses (ii),
(iii) and (iv) above are hereinafter referred to as the "Operative Documents."

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Massachusetts Guarantor, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, of such documents, the execution and delivery by such parties of such documents and, except to the extent set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Huntsman Packaging, the Subsidiary Guarantors and others.




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Huntsman Packaging Corporation
February 17, 1998
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                  Members of our firm are admitted to the bars in the State of
New York and the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdictions, and we express no opinion as to the effect of any other laws on the opinions stated herein.

                  To the extent that the opinions set forth below relate to matters of authorization, execution or delivery of the Operative Documents under the laws of the State of Utah, we express no opinion on such matters, but have relied, with your consent, solely on the opinion of Van Cott delivered to you, and our opinions, expressed herein, are subject to all of the assumptions, limitations, qualifications and exceptions set forth therein.

                  To the extent that the opinions set forth below relate to matters of authorization, execution or delivery of the Operative Documents under the laws of the State of Georgia, we express no opinion on such matters, but have relied, with your consent, solely upon the opinion of King & Spalding delivered to you, and our opinions, expressed herein, are subject to all of the assumptions, limitations, qualifications and exceptions set forth therein.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. When (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the New Notes are executed, delivered and authenticated in accordance with the terms of the Indenture and issued upon consummation of the exchange offer (the "Exchange Offer") as contemplated by the Registration Statement, the New Notes will constitute the valid and binding obligations of Huntsman Packaging, entitled to the benefits of the Indenture, and enforce-




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Huntsman Packaging Corporation
February 17, 1998
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able against Huntsman Packaging in accordance with their terms, except that (A)
the enforcement thereof may be subject to or limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (B) the waiver included in Section 4.10 of the Indenture may be unenforceable and (C) the rights to indemnification and contribution contained in the Registration Rights Agreement may be limited by state or federal securities laws or the public policy underlying such laws.

                  2. The New Guarantee has been duly and validly authorized by the Massachusetts Guarantor and when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the New Notes and New Guarantees are duly and validly authorized, executed, issued, authenticated and delivered in accordance with the terms of the Indenture, the New Guarantees will constitute the valid and binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms and entitled to the benefits of the Indenture, except that (A) the enforcement thereof may be subject to or limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (B) the waiver included in Section 4.10 of the Indenture may be unenforceable and (C) the rights to indemnification and contribution contained in the Registration
Rights Agreement may be limited by state or federal



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Huntsman Packaging Corporation
February 17, 1998
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securities laws or the public policy underlying such laws.

                  In rendering our opinions set forth above, we have relied without independent investigation upon and have assumed the correctness of the opinion of Ronald G. Moffitt, Senior Vice President and General Counsel, Secretary of Huntsman Packaging, dated the date hereof, to be filed as
Exhibit 5.3 to the Registration Statement, that the execution and delivery by Huntsman Packaging and the Subsidiary Guarantors of the Indenture, the New Notes and New Guarantees, as applicable, and the performance by Huntsman Packaging and the Subsidiary Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a breach or default under (i) any agreement or instrument to which Huntsman Packaging, the Subsidiary Guarantors or any of their respective properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Articles of Organization or By-laws of the Massachusetts Guarantor), (ii) any judicial or regulatory order or decree of any governmental authority to which Huntsman Packaging or the Subsidiary Guarantors is subject or by which they are bound, or (iii) any consent, approval, license, authorization or order of or filing, recording or registration with any governmental authority to which Huntsman Packaging or the Subsidiary Guarantors is subject or by which they are bound.

                  In rendering our opinions set forth above, we have relied without independent investigation upon and have assumed the correctness of the opinion of Van Cott, dated the date hereof, to be filed as Exhibit 5.2 to the Registration Statement, that the execution and delivery by Huntsman Packaging and the Utah Guarantors of the Indenture, the New Notes and the New Guarantees and the performance by Huntsman Packaging and the Utah Guarantors of their respective obligations thereunder do not and will not (i) violate




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Huntsman Packaging Corporation
February 17, 1998
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the laws of the State of Utah or (ii) violate, conflict with or constitute a breach or default under the respective articles of incorporation or by-laws of Huntsman Packaging and each of the Utah Guarantors.

                  In rendering our opinions set forth above, we have relied without independent investigation upon and have assumed the correctness of the opinion of King & Spalding, dated the date hereof, to be filed as Exhibit 5.4 to the Registration Statement, that the execution and delivery by the Georgia Guarantors of the Indenture and the New Guarantees and the performance by the Georgia Guarantors of their respective obligations thereunder do not and will not violate (i) the laws of the State of Georgia or (ii) the respective articles of incorporation or by-laws of the Georgia Guarantors.


                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement and in the related Prospec-tus as the same appears under the caption "Legal Mat-




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Huntsman Packaging Corporation
February 17, 1998
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ters." In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ Skadden, Arps, Slate,
                                                Meagher & Flom LLP